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                                                                     Exhibit 2.1

                            STOCK EXCHANGE AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT (the "Agreement") is made as of this 1st day of January, 2003, by and between ALLTECH INTERNATIONAL HOLDINGS, INC., a Delaware corporation ("Holdings"), ALLTECH ASSOCIATES, INC., an Illinois corporation ("Associates"), and the persons whose signatures appear as "Shareholders" on the signature pages of this Agreement (collectively, the "Shareholders" and each may be referred to hereinafter as a "Shareholder").

                                    RECITALS:

     WHEREAS, each of the Shareholders is the record and beneficial owner of the number of shares of Common Stock of Associates set forth opposite their name on EXHIBIT A attached hereto, and collectively all of such shares held by the Shareholders represent and constitute all of the issued and outstanding shares of capital stock of Associates (the "Associates Shares");

     WHEREAS, in consideration of the exchange of shares described in this Agreement, Holdings desires to issue to each Shareholder 3.0858 shares of Holdings' Common Stock for each share of Associates Shares held by such Shareholder (subject to an upward or downward adjustment to reflect an actual appraisal value of certain of Alltech's international subsidiaries and affiliates) (the "HCS Shares"), and in exchange the Shareholders desire to transfer the Associates Shares to Holdings.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the undertakings described in the above Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. EXCHANGE OF STOCK; OPTIONS AND RESTRICTION AGREEMENTS.

     (a) Holdings Shares. Subject to the terms and conditions set forth in this Agreement, Holdings hereby issues, transfers, assigns and delivers to each of the Shareholders, and each of the Shareholders hereby accepts the HCS Shares, free and clear of all liens, pledges, encumbrances, security interests, claims and equities of every kind.

     (b) Associates Shares. Subject to the terms and conditions set forth in this Agreement, each of the Shareholders hereby exchanges, transfers, assigns and delivers to Holdings, and Holdings hereby accepts, all of the Associates Shares held by each respective Shareholder, free and clear of all liens, pledges, encumbrances, security interests, claims and equities of every kind, except the Option Agreements and Restriction Agreements (as such terms are defined in Section 3(a), below).

     (c) Options for Shares. Upon effectuation of the exchange of stock described in paragraphs (a) and (b), above, the existing qualified stock option plan of

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          Associates (the "Associates Plan") will be ratified by corporate resolution of Holdings' Board of Directors and the options held under such plan will be converted into options to acquire shares of Holdings' Common Stock according to a conversion ratio such that holders of options will instead hold options for Holdings' Common Stock equivalent to the options held under the Associates Plan.

     (d) Restriction Agreements. It is contemplated by the parties hereto that Holdings will merge with U.S. Consolidated Industries, Inc., a Utah corporation ("USCI"), with the result that Holdings will be the surviving corporation and the separate corporate existence of USCI will cease (the "Merger"). Upon effectuation of the Merger, the Option Agreements and Restriction Agreements (as such terms are defined in Section 3(a), below) will terminate.

     2. HOLDINGS REPRESENTATIONS AND WARRANTIES. Holdings represents and warrants to the Shareholders that the following statements are true and correct upon execution of this Agreement and at all times through the Closing (defined in Section 4, below):

          (a) Due Organization and Qualification. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified in every jurisdiction where the nature of the business requires it to be so qualified and where failure to so qualify would materially and adversely affect its business or assets. Holdings has all corporate power and authority necessary to execute, perform and carry out this Agreement and all of the transactions contemplated hereunder and all of the other documents contemplated hereunder to be executed by Holdings. This Agreement has been duly authorized, executed and delivered by Holdings and is a valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms subject to bankruptcy proceedings and the imposition of legal and equitable remedies.

          (b) Agreement Will Not Breach Any Contract. The execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not conflict with, or result in a breach by Holdings of any of the terms or provisions of, or constitute a default under its Certificate of Incorporation, By-Laws or any indenture, mortgage, deed of trust, or any other material agreement or instrument to which Holdings is a party, or by which Holdings or any of Holdings' properties are bound, or result in a violation of any order, decree or judgment of any court or governmental agency having jurisdiction over Holdings or Holdings' properties, will not conflict with, constitute a default under, or result in a breach of, any contract, agreement, or other instrument to which Holdings is a party or is otherwise bound and no consent or authorization by any party is required in connection with the execution and delivery of this Agreement and any

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               related agreements or the performance by Holdings of any of its obligations hereunder.

          (c) Shares Validly Issued. The HCS Shares when issued to each Shareholder, will be duly authorized, validly issued, fully-paid and non-assessable.

          (d) Reliance. Holdings acknowledges that this Agreement is executed without reliance on any statement or representation of the Shareholders, or any person(s) acting on their behalf, except as stated in this Agreement.

          (e) Restriction. Upon issuance and until consummation of the Merger, the HCS Shares shall remain restricted by the Restriction Agreements (as such term is defined in Section 3(a), below).

     3. SHAREHOLDERS REPRESENTATIONS AND WARRANTIES. Each Shareholder represents and warrants to Holdings that the following statements are true and correct upon execution of this Agreement and at all times through Closing:

          (a) Title to Shares. Each Shareholder is the record and beneficial owner of their respective Associates Shares, free and clear of any liens, encumbrances security agreements, equities, options, voting agreements, claims, charges and restrictions, including any third party legal or beneficial interest of any kind, except those under the Stock Option Agreement between Associates and each optionholder thereunder and restriction agreements related thereto (collectively, the "Option Agreements"), and the Shareholders' Restriction Agreement between Associates and each Shareholder (collectively, the "Restriction Agreements"). Each Shareholder has no judgment outstanding against him with respect to his respective Associates Shares.

          (b) No Other Contracts for Sale of Associates Shares. Except for the Option Agreements and Restriction Agreements, there are no existing contracts, options or agreements for the sale of the Associates Shares or any portion thereof to anyone other than Holdings.

          (c) Agreement Will Not Breach Any Contract. Each Shareholder represents and warrants to Holdings that the execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not conflict with, or result in a breach by such Shareholder of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, or any other material agreement or instrument to which such Shareholder is a party, or by which such Shareholder or any of such Shareholder's properties are bound, or result in a violation of any order, decree or judgment of any court or governmental agency having jurisdiction over such Shareholder or such Shareholder's properties, will not conflict with, constitute a default under, or result in a breach of, any

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               contract, agreement, or other instrument to which such
               Shareholder is a party or is otherwise bound and no consent or authorization by any party is required in connection with the execution and delivery of this Agreement and any related agreements or the performance by such Shareholder of any of its obligations hereunder, except for the Option Agreements and Restriction Agreements.

          (d) Legal Counsel. Each Shareholder represents and warrants to Holdings that:

               (i)  Such Shareholder has read and understands this Agreement.
               (ii) Such Shareholder has been given adequate time to consider the consequences of this Agreement.
               (iii) Such Shareholder has had full disclosure of the business operations of Associates and Holdings.
               (iv) Such Shareholder has been encouraged and had the opportunity to consult with legal counsel of their own choosing regarding this Agreement and the transactions contemplated herein.

          (e) Reliance. Each Shareholder acknowledges that this Agreement is executed without reliance on any statement or representation of Holdings, or any person(s) acting on its behalf, except as stated in this Agreement.

     4. CLOSING. The closing of the exchange of shares shall take place at Associates' offices, 2051 Waukegan Road, Deerfield, Illinois, at 10:00 a.m. on January 1, 2003, or at such other date, time and location as the parties hereto may mutually agree (the "Closing").

     5. CLOSING DELIVERIES. The parties hereto shall not be obligated hereunder in any manner until the deliveries and conditions described in this Section 5 have been satisfied:

          (a) Holdings Deliveries. Holdings shall deliver to the Shareholders the following documents:

               (i) At the Closing, a copy of the resolutions of the Board of Directors of Holdings approving this Agreement and authorizing its execution, delivery and performance, certified by the Secretary of Holdings.

               (ii) After a Shareholder delivers its stock certificates under paragraph (b), below, and within a reasonable time after the Closing, Holdings shall issue and deliver new certificates representing the HCS Shares, to such Shareholder, or shall cause its transfer agent to do same.

          (b) Shareholders Deliveries. At the Closing, each Shareholder shall deliver to Holdings stock certificates which represent all of the Associates Shares

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               held by them, duly endorsed, free and clear of any and all liens, encumbrances, security agreements, equities, options, voting agreements, claims, charges and restrictions, including any third-party legal or beneficial interest of any kind (except for those under the Option Agreements and Restriction Agreements), together with duly executed stock powers and/or any other instruments or documents necessary to effectuate the transfer of the shares described in this Section 5(b).

     6. CONDITIONS PRECEDENT TO THE SHAREHOLDERS' OBLIGATION TO CLOSE. The obligations of the Shareholders under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions precedent:

          (a) Representations and Warranties True at Time of Exchange. As to the Shareholders' obligation to exchange shares as contemplated by this Agreement, Holdings' representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at such time.

          (b) Litigation, Material Adverse Change. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the exchange and delivery of the Associates Shares to Holdings in exchange for the HCS Shares or any other transaction contemplated hereby, or which might affect the right of Holdings to own the Associates Shares or the Shareholders to own the HCS Shares as contemplated and which, in the judgment of the Shareholders, makes it inadvisable to proceed with the transactions contemplated hereby.

          (c) Performance. Holdings shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Holdings prior to or at the Closing.

     7. CONDITIONS PRECEDENT TO HOLDINGS' OBLIGATION TO CLOSE. The obligations of Holdings under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions precedent:

          (a) Representations and Warranties True at Exchange. As to Holdings' obligation to exchange shares as contemplated by this Agreement, the Shareholders' representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at such time.

          (b) Litigation, Material Adverse Change. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the exchange and delivery of the HCS Shares to the Shareholders in exchange

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               for the Associates Shares or any other transaction contemplated hereby, or which might affect the right of Holdings to own the Associates Shares or the Shareholders to own the HCS Shares as contemplated and which, in the judgment of Holdings, makes it inadvisable to proceed with the transactions contemplated hereby.

          (c) Performance. The Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Shareholders prior to or at the Closing.

     8. BROKERAGE. All parties respectively represent and warrant to each other that no person employed a broker relative to this Agreement or the transactions contemplated hereby, and that the Shareholders, on the one hand, and Holdings on the other hand, shall indemnify and hold harmless the other from and against any and all commissions, fees or claims of any person employed or retained or claiming to be employed or retained by the other party to bring about, or to represent to such party in, the transactions contemplated hereby.

     9. SURVIVAL. All representations, warranties, covenants and agreements made by either party in this Agreement, except as otherwise expressly stated, shall survive Closing.

     10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if sent by hand, by telegram, successful facsimile transmission or registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this
Section 10) upon such hand delivery, upon actual receipt of telegrams, upon such successful facsimile transmission or three days after so mailing:

     If to Shareholders, addressed to:   c/o Alltech Associates
                                         (Attn:  the respective shareholder)
                                         2051 Waukegan Road
                                         Deerfield, IL  60015
                                         Fax:  (847) 948-1078

     If to Holdings, addressed to:       Alltech International Holdings, Inc.
                                         Attn: President
                                         2051 Waukegan Road
                                         Deerfield, IL  60015
                                         Fax:  (847) 948-1078

     With a copy to:                     Philip E. Ruben, Esq.
                                         Levenfeld Pearlstein
                                         211 Waukegan Road
                                         Suite 300
                                         Northfield, IL 60093
                                         Fax:  (847) 441-9976

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     11. Intentionally Omitted.

     12. BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     13. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original. Signatures transmitted by facsimile shall be considered authentic and legally binding.

     14. SEVERABILITY. Should any term, provision or section hereof be held to be invalid, such invalidity shall not affect any other provisions or sections hereof or thereof which can be given effect without such invalid provision or section, all of which shall remain in full force and effect.

     15. VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     16. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

     17. ENTIRE AGREEMENT. This Agreement (including all exhibits and schedules attached hereto) and the collateral agreements and other documents executed in connection with the consummation of the transactions contemplated herein represent the entire agreement and understanding of the parties hereto and supersede all prior and concurrent agreements, understandings, representations and warranties in regard to the subject matter hereof and are hereby incorporated by reference herein, regardless of whether expressly so incorporated elsewhere in this Agreement.

     18. GOVERNING LAW, JURISDICTION, REMEDIES. This Agreement shall be interpreted and enforced according to the laws of the State of Illinois without regard to so-called conflict of law provisions. The parties agree that except for injunctive relief which Holdings may seek in another jurisdiction that all disputes concerning this Agreement and the transactions contemplated herein shall lay within the exclusive jurisdiction and venue of the state and federal courts sitting in the County of Cook, Illinois.

     19. AMENDMENTS AND MODIFICATIONS. No amendments, waivers or modifications hereof shall be made or deemed to have been made unless in writing executed by the party to be bound thereby.

     20. FURTHER ACTS. It is hereby acknowledged that this Agreement is a contract legally binding upon the parties hereto. Each party to this Agreement agrees to do, execute, acknowledge and deliver all such further acts, assignments, transfers, assurances, instruments and resolutions that may be reasonably necessary or appropriate to fully effectuate the transactions contemplated in this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first written above.

ALLTECH INTERNATIONAL HOLDINGS,             ALLTECH ASSOCIATES, INC., an
INC., a Delaware corporation                Illinois corporation


By: /s/ Richard Dolan                          By: /s/ Richard Dolan
   --------------------------------------      ---------------------------------
   Richard Dolan,                              Richard Dolan,
   Chief Executive Officer                     Chief Executive Officer

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SHAREHOLDERS:

 /s/ Donna Amling                            /s/ James Anderson
-----------------------------------         ------------------------------------
             (Signature)                                 (Signature)
Name: Donna Amling                          Name: James Anderson

 /s/ Brian Dolan                             /s/ Carmi Dolan
-----------------------------------         ------------------------------------
             (Signature)                                 (Signature)
Name: Brian Dolan                           Name: Carmi Dolan

 /s/ Cheryl Dolan                            /s/ Daniel Dolan
-----------------------------------         ------------------------------------
             (Signature)                                 (Signature)
Name: Cheryl Dolan                          Name: Daniel Dolan

/s/ Donald Dolan                             /s/ Richard Dolan
-----------------------------------         ------------------------------------
             (Signature)                                 (Signature)
Name: Donald Dolan                          Name: Trustee, The Richard A. Dolan
                                                  Trust u/a/d 7/21/89

/s/ Richard Dolan                            /s/ Carmi Dolan
-----------------------------------         ------------------------------------
             (Signature)                                 (Signature)
Name: Trustee, The Richard A. Dolan         Name: Trustee, Link Children's Trust
      Grandchildren's Trust

 /s/ Terrance Dolan                          /s/ Thomas Dolan
-----------------------------------         ------------------------------------
             (Signature)                                 (Signature)
Name: Terrance Dolan                        Name: Thomas Dolan

 /s/ Timothy Dolan                           /s/ Wendy Dolan
-----------------------------------         ------------------------------------
             (Signature)                                 (Signature)
Name: Timothy Dolan                         Name: Wendy Dolan

 /s/ Nancy Ernst                             /s/ Gale Hennelly
-----------------------------------         ------------------------------------
             (Signature)                                 (Signature)
Name: Nancy Ernst                           Name: Gale Hennelly

 /s/ Jack Hesse                              /s/ Kathleen Keenan
-----------------------------------         ------------------------------------
             (Signature)                                 (Signature)
Name: Jack Hesse                            Name: Kathleen Keenan

           [This is a signature page to the Stock Exchange Agreement]

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 /s/ Richard Kurtz                           /s/ Kenneth Kwiatt
-----------------------------------         ------------------------------------
             (Signature)                                 (Signature)
Name: Richard Kurtz                         Name: Kenneth Kwiatt

 /s/ Sharon McKinley                         /s/ Jan Murdock
-----------------------------------         ------------------------------------
             (Signature)                                 (Signature)
Name: Sharon McKinley                       Name: Jan Murdock

 /s/ Bonnie Przybylski                       /s/ Thomas Rendl
-----------------------------------         ------------------------------------
             (Signature)                                 (Signature)
Name: Bonnie Przybylski                     Name: Thomas Rendl

 /s/ Irmagard Rosenfeld                      /s/ Dawn Sayre
-----------------------------------         ------------------------------------
             (Signature)                                 (Signature)
Name: Irmagard Rosenfeld                    Name: Dawn Sayre

 /s/ Donna Siegler                           /s/ Ronald Siegler
-----------------------------------         ------------------------------------
             (Signature)                                 (Signature)
Name: Donna Siegler                         Name: Ronald Siegler

 /s/ Jaison Winckler                         /s/ Duaine Yearout
-----------------------------------         ------------------------------------
             (Signature)                                 (Signature)
Name: Jaison Winckler                       Name: Duaine Yearout

           [This is a signature page to the Stock Exchange Agreement]

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                                    EXHIBIT A

                                     Shares


Shareholders                                                   Associates Shares
------------------------------------------------------------   -----------------
Donna Amling                                                         6,000.00
Jim Anderson                                                         7,632.00
Brian Dolan                                                          6,000.00
Carmi Dolan                                                          7,632.00
Cheryl Dolan                                                        87,065.00
Daniel Dolan                                                        12,000.00
Donald Dolan                                                        87,066.00
Richard Dolan - Trust dated 07/21/89                                2,150,916*
Richard Dolan - Grandchildren's Trust - Cheryl Dolan Trustee        42,000.00
Link Children Trust - Carmi Dolan Trustee                           14,000.00
Terrance Dolan                                                       6,000.00
Thomas Dolan                                                        87,065.00
Timothy Dolan                                                        6,000.00
Wendy Dolan                                                          6,000.00
Nancy Ernst                                                          6,000.00
Gale Hennelly                                                        6,000.00
Jack Hesse                                                           1,908.00
Kathleen Keenan                                                      6,000.00
Richard Kurtz                                                        7,632.00
Kenneth Kwiatt                                                      72,000.00
Sharon McKinley                                                      3,816.00
Jan Merdock                                                          1,908.00
Bonnie Przybylski                                                    1,908.00
Thomas Rendl                                                         7,632.00
Irmagard Rosenfeld                                                   3,816.00
Dawn Sayre                                                           6,000.00
Donna Siegler                                                       15,232.00
Ronald Siegler                                                      15,232.00
Jaison Winckler                                                      4,106.00
Duaine Yearout                                                         400.00

* Subject to an upward or downward adjustment to reflect an actual appraisal value of certain of Associates' international subsidiaries and affiliates.